Exhibit 99.1

CarGurus Announces Fourth Quarter and Full Year 2024 Results

Q4’24 Marketplace revenue grew 15% YoY

Q4’24 International revenue grew 26% YoY and OEM Advertising revenue grew double-digit YoY

Q4'24 Consolidated GAAP Net Income of $45.9 million; Q4'24 Non-GAAP Consolidated Adjusted EBITDA of $76.4 million, up 25% YoY

BOSTON, February 20, 2025 - CarGurus, Inc. (Nasdaq: CARG), the No. 1 visited digital auto platform for shopping, buying, and selling new and used vehicles*, today announced financial results for the fourth quarter and year ended December 31, 2024.

“We delivered exceptional results in 2024, with sustained revenue acceleration and significant margin expansion across geographies. Our Marketplace business achieved double-digit growth, driven by continued migration to premium tiers, strong OEM advertising demand, and growing adoption of our value-added products and services," said Jason Trevisan, Chief Executive Officer at CarGurus. “Our relentless focus on product innovation and our ability to enhance dealers’ ROI throughout their workflow resulted in higher engagement and increased wallet share as dealers consolidate their investment with the highest-yielding online marketplaces. Looking ahead to 2025, we are excited about the opportunity to further consolidate our leadership position, leveraging our data-driven actionable insights and our unique ability to deliver dealer-specific competitive intelligence.”

Fourth Quarter and Full Year Financial Highlights

	Three Months Ended		Year Ended
	December 31, 2024		December 31, 2024
	Results (in millions)	Variance from Prior Year	Results (in millions)	Variance from Prior Year
Revenue
Marketplace Revenue	$210.2	15%	$796.6	14%
Wholesale Revenue	9.9	(55)%	51.2	(49)%
Product Revenue	8.5	(55)%	46.6	(60)%
Total Revenue	$228.5	2%	$894.4	(2)%

Gross Profit (1)	$199.0	18%	$738.9	13%
% Margin	87%	1,176 bps	83%	1,136 bps

Operating Expenses (2)	$145.7	(23)%	$725.5	17%

GAAP Consolidated Net Income (3)	$45.9	NM(5)	$21.0	(5)%
% Margin	20%	NM(5)	2%	(7) bps

Non-GAAP Consolidated Adjusted EBITDA (4)	$76.4	25%	$247.2	26%
% Margin (4)	33%	602 bps	28%	623 bps

Cash, Cash Equivalents, and Short-Term Investments	$304.2	(3)%	$304.2	(3)%
(1)
During the three months ended December 31, 2024, no impairment was recorded. During the year ended December 31, 2024, we recorded a $9.9 million impairment-related charge in cost of revenue.
(2)
During the three months ended December 31, 2024, no impairment was recorded. During the year ended December 31, 2024, we recorded a $134.5 million impairment-related charge in operating expenses.
(3)
During the three months ended December 31, 2024, no impairment was recorded. During the year ended December 31, 2024, we recorded a $144.4 million impairment-related charge.
(4)
For more information regarding our use of non-GAAP Consolidated Adjusted EBITDA and other non-GAAP financial measures, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.
(5)
Not meaningful.

	Three Months Ended		Year Ended
	December 31, 2024		December 31, 2024
	Results	Variance from Prior Year	Results	Variance from Prior Year
Key Performance Indicators (1)
U.S. Paying Dealers (2)	24,692	2%	24,692	2%
International Paying Dealers (2)	7,318	11%	7,318	11%
Total Paying Dealers (2)	32,010	3%	32,010	3%

U.S. QARSD (2)	$7,337	12%	$7,337	12%
International QARSD (2)	$2,072	17%	$2,072	17%
Consolidated QARSD (2)	$6,144	12%	$6,144	12%

Transactions	7,066	(48)%	34,395	(47)%

U.S. Average Monthly Unique Users (in millions) (3)	29.3	N/A(5)	N/A(5)	N/A(5)
U.S. Average Monthly Sessions (in millions) (3)	74.6	N/A(5)	N/A(5)	N/A(5)

International Average Monthly Unique Users (in millions) (3)	9.1	N/A(5)	N/A(5)	N/A(5)
International Average Monthly Sessions (in millions) (3)	19.2	N/A(5)	N/A(5)	N/A(5)

Segment Reporting (in millions)
U.S. Marketplace Segment Revenue	$193.4	15%	$733.7	13%
U.S. Marketplace Segment Operating Income	$56.1	30%	$182.7	43%
Digital Wholesale Segment Revenue	$18.3	(55)%	$97.8	(55)%
Digital Wholesale Segment Operating Loss (4)	$(5.5)	NM(6)	$(179.3)	NM(6)
(1)
For more information regarding our use of Key Performance Indicators, please see the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.
(2)
Metrics presented as of December 31, 2024.
(3)
CarOffer website is excluded from the metrics presented for users and sessions.
(4)
During the three months ended December 31, 2024, no impairment was recorded. During the year ended December 31, 2024, we recorded a $144.4 million impairment-related charge.
(5)
As a result of the change from Google Universal Analytics ("Google Analytics") to Google Analytics 4 ("GA4") on July 1, 2024, we are unable to provide comparable monthly unique users or monthly sessions information for this period. For more information regarding the change in methodology for monthly unique users or monthly sessions, please see the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.
(6)
Not meaningful.

First Quarter 2025 Guidance

The table below provides CarGurus’ guidance, which is based on recent market trends, industry conditions, and management’s expectations and assumptions as of today.

Guidance Metrics	Range
Total revenue	$216 million to $236 million
Marketplace revenue	$209 million to $214 million
Non-GAAP Consolidated Adjusted EBITDA	$60 million to $68 million
Non-GAAP EPS	$0.41 to $0.47

The first quarter 2025 non-GAAP EPS calculation assumes 107.0 million diluted weighted-average common shares outstanding.

The assumptions that are built into guidance for the first quarter 2025 regarding our pace of paid dealer acquisition, churn, and expansion activity for the relevant period are based on recent market trends and industry conditions. Guidance for the first quarter 2025 excludes macro-level industry issues that result in dealers and consumers materially changing their recent market trends or that cause us to enact measures to assist dealers. Guidance also excludes any potential impact of future foreign currency exchange gains or losses.

CarGurus has not reconciled its guidance of non-GAAP consolidated adjusted EBITDA to GAAP consolidated net income or non-GAAP EPS to GAAP EPS because reconciling items between such GAAP and non-GAAP financial measures, which include, as applicable, stock-based compensation, amortization of intangible assets, impairment, depreciation expenses, non-intangible amortization, transaction-related expenses, other income, net, the provision for income taxes, and income tax effects, cannot be reasonably predicted due to, as applicable, the timing, amount, valuation, and number of future employee equity awards and the uncertainty relating to the timing, frequency, and effect of acquisitions and the significance of the resulting transaction-related expenses, and therefore cannot be determined without unreasonable effort.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its fourth quarter and full year 2024 financial results and business outlook at 5:00 p.m. Eastern Time today, February 20, 2025. To access the conference call, dial (877) 451-6152 for callers in the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of CarGurus’ website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time today, February 20, 2025, until 11:59 p.m. Eastern Time on March 6, 2025, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13750508. In addition, an archived webcast will be available on the Investors section of CarGurus’ website at https://investors.cargurus.com.

About CarGurus

CarGurus (Nasdaq: CARG) is a multinational, online automotive platform for buying and selling vehicles that is building upon its industry-leading listings marketplace with both digital retail solutions and the CarOffer online wholesale platform. The CarGurus platform gives consumers the confidence to purchase and/or sell a vehicle either online or in person, and it gives dealerships the power to accurately price, effectively market, instantly acquire, and quickly sell vehicles, all with a nationwide reach. The Company uses proprietary technology, search algorithms, and data analytics to bring trust, transparency, and competitive pricing to the automotive shopping experience. CarGurus is the most visited automotive shopping site in the U.S.*

CarGurus also operates online marketplaces under the CarGurus brand in Canada and the U.K. In the U.S. and the U.K., CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands.

To learn more about CarGurus, visit www.cargurus.com, and for more information about CarOffer, visit www.caroffer.com.

*Source: Similarweb, Traffic Report (Cars.com, Autotrader, TrueCar, CARFAX Listings

(defined as CARFAX Total visits minus Vehicle History Reports traffic), Q4 2024, U.S.

CarGurus® and Autolist® are each a registered trademark of CarGurus, Inc., and CarOffer® is a registered trademark of CarOffer, LLC. PistonHeads® is a registered trademark of CarGurus Ireland Limited in the United Kingdom and the European Union. All other product names, trademarks, and registered trademarks are property of their respective owners.

© 2025 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. Other than statements of historical facts, all statements contained in this press release, including statements regarding our future financial and operating results; our first quarter 2025 financial and business performance, including guidance; our business and growth strategy and our plans to execute on our growth strategy; our ability to grow our business profitably and efficiently; our capital allocation and investment strategy; the attractiveness and value proposition of our current offerings and other product opportunities; our ability to maintain existing and acquire new customers; addressable opportunities; our expectation that we will continue to invest in growth initiatives; our ability to quickly make transformations necessary for our business to achieve long-term goals; and the impact of macro-level issues on our industry, business, and financial results, are forward-looking statements. The words “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “guide,” “guidance,” “intend,” “may,” “might,” “plan,” “potential,” “predicts,” “projects,” “seeks,” “should,” “strive,” “target,” “will,” “would,” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. You should not rely upon forward-looking statements as predictions of future events.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including risks related to our growth and our ability to grow our revenue; our relationships with dealers; competition in the markets in which we operate; market growth; our ability to innovate; our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith; impairment of the carrying value of our goodwill, intangible assets, right-of-use assets, or other assets; increased inflation and interest rates, global supply chain challenges, and other macroeconomic issues; changes in our key personnel; natural disasters, epidemics, or pandemics; and our ability to operate in compliance with applicable laws as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the U.S. Securities and Exchange Commission. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Investor Contact:

Kirndeep Singh

Vice President, Head of Investor Relations

investors@cargurus.com

Media Contact:

Maggie Meluzio

Director, Public Relations and External Communications

pr@cargurus.com

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$304,193	$291,363
Short-term investments	—	20,724
Accounts receivable, net of allowance for doubtful accounts of $788 and $610, respectively	44,248	39,963
Inventory	338	331
Prepaid expenses, prepaid income taxes and other current assets	27,868	25,152
Deferred contract costs	12,523	11,095
Restricted cash	2,036	2,563
Total current assets	391,206	391,191
Property and equipment, net	130,010	83,370
Intangible assets, net	11,767	23,056
Goodwill	46,167	157,898
Operating lease right-of-use assets	121,484	169,682
Deferred tax assets	106,672	73,356
Deferred contract costs, net of current portion	13,196	12,998
Other non-current assets	4,034	7,376
Total assets	$824,536	$918,927
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities:
Accounts payable	$26,410	$47,854
Accrued expenses, accrued income taxes and other current liabilities	35,975	33,718
Deferred revenue	21,661	21,322
Operating lease liabilities	9,005	12,284
Total current liabilities	93,051	115,178
Operating lease liabilities	183,739	182,106
Deferred tax liabilities	26	58
Other non–current liabilities	6,031	4,733
Total liabilities	282,847	302,075
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 89,002,571 and 92,175,243 shares issued and outstanding at December 31, 2024 and 2023, respectively	89	92
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 14,986,745 and 15,999,173 shares issued and outstanding at December 31, 2024 and 2023, respectively	15	16
Additional paid–in capital	169,013	263,498
Retained earnings	375,119	354,147
Accumulated other comprehensive loss	(2,547)	(901)
Total stockholders’ equity	541,689	616,852
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$824,536	$918,927

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue
Marketplace	$210,194	$182,250	$796,599	$698,236
Wholesale	9,850	22,035	51,201	100,908
Product	8,494	18,838	46,584	115,098
Total revenue	228,538	223,123	894,384	914,242
Cost of revenue(1)
Marketplace	13,899	14,190	54,950	60,020
Wholesale(2)	7,068	22,286	54,340	90,066
Product	8,582	18,612	46,149	112,702
Total cost of revenue	29,549	55,088	155,439	262,788
Gross profit	198,989	168,035	738,945	651,454
Operating expenses:
Sales and marketing	76,448	73,827	322,249	304,070
Product, technology, and development	35,948	36,737	144,432	146,169
General and administrative	28,384	75,667	112,066	152,757
Impairment	—	—	134,501	—
Depreciation and amortization	4,931	4,069	12,285	15,831
Total operating expenses	145,711	190,300	725,533	618,827
Income (loss) from operations	53,278	(22,265)	13,412	32,627
Other income, net:
Interest income	3,126	5,093	12,189	18,430
Other (expense) income, net	(1,066)	782	(944)	630
Total other income, net	2,060	5,875	11,245	19,060
Income (loss) before income taxes	55,338	(16,390)	24,657	51,687
Provision for income taxes	9,457	6,213	3,685	29,634
Consolidated net income (loss)	45,881	(22,603)	20,972	22,053
Net loss attributable to redeemable noncontrolling interest	—	(4,698)	—	(14,889)
Net income (loss) attributable to CarGurus, Inc.	$45,881	$(17,905)	$20,972	$36,942
Deemed dividend on redemption of noncontrolling interest	—	5,838	—	5,838
Net income (loss) attributable to common stockholders	$45,881	$(23,743)	$20,972	$31,104
Net income (loss) per share attributable to common stockholders:
Basic	$0.44	$(0.21)	$0.20	$0.27
Diluted	$0.43	$(0.21)	$0.20	$0.19
Weighted–average number of shares of common stock used in computing net income (loss) per share attributable to common stockholders:
Basic	103,838,821	110,988,515	104,535,572	113,240,139
Diluted	106,116,888	110,988,515	106,263,886	114,188,834
(1)
For the three months ended December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023, there was depreciation and amortization of $2,107, $8,692, $13,075, and $32,643, respectively, in cost of revenue.
(2)
For the three months ended December 31, 2024 and 2023, no impairment was recorded in cost of revenue. For the years ended December 31, 2024 and 2023, we recorded impairment of $9,930 and $184, respectively in cost of revenue.

Unaudited Segment Revenue

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Segment Revenue:
U.S. Marketplace	$193,395	$168,897	$733,688	$647,284
Digital Wholesale	18,344	40,872	97,785	216,005
Other	16,799	13,354	62,911	50,953
Total	$228,538	$223,123	$894,384	$914,242

Unaudited Segment Income (Loss) from Operations

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Segment Income (Loss) from Operations:
U.S. Marketplace	$56,068	$43,281	$182,738	$127,724
Digital Wholesale	(5,500)	(67,199)	(179,315)	(96,383)
Other	2,710	1,653	9,989	1,286
Total	$53,278	$(22,265)	$13,412	$32,627

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Operating Activities
Consolidated net income (loss)	$45,881	$(22,603)	$20,972	$22,053
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,038	12,761	25,360	48,474
Gain on sale of property and equipment	—	—	—	(460)
Currency loss (gain) on foreign denominated transactions	1,205	(532)	971	(283)
Other non-cash (income) expense, net	—	(80)	(816)	88
Deferred taxes	13,996	(5,735)	(33,348)	(37,864)
Provision for doubtful accounts	517	131	2,051	378
Stock-based compensation expense	15,658	19,968	62,272	63,737
Amortization of deferred financing costs	128	128	515	515
Amortization of deferred contract costs	3,734	3,188	13,975	11,817
Impairment	—	—	144,431	184
Changes in operating assets and liabilities:
Accounts receivable	527	10,638	(4,866)	10,975
Inventory	(261)	(3,001)	(112)	1,958
Prepaid expenses, prepaid income taxes, and other assets	(8,720)	(7,525)	(1,627)	(1,498)
Deferred contract costs	(4,394)	(4,752)	(15,701)	(18,440)
Accounts payable	(15,433)	903	(4,663)	2,080
Accrued expenses, accrued income taxes, and other liabilities	6,465	(4,435)	3,897	(3,419)
Deferred revenue	(193)	270	362	9,067
Lease obligations	9,589	3,172	41,821	15,165
Net cash provided by operating activities	75,737	2,496	255,494	124,527
Investing Activities
Purchases of property and equipment	(10,236)	(15,515)	(75,173)	(24,563)
Proceeds from sale of property and equipment	—	—	—	460
Capitalization of website development costs	(3,462)	(4,875)	(18,776)	(16,648)
Purchases of short-term investments	—	(1,268)	(494)	(98,016)
Sale of short-term investments	—	72,462	21,218	77,462
Advance payments to customers, net of collections	—	2,649	259	(259)
Net cash (used in) provided by investing activities	(13,698)	53,453	(72,966)	(61,564)
Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	4,848	—	4,923	74
Payment of withholding taxes on net share settlements of restricted stock units	(7,500)	(3,859)	(24,891)	(15,597)
Repurchases of common stock	—	(101,115)	(146,180)	(208,524)
Payment of excise taxes on repurchases of common stock	(1,584)	—	(1,584)	—
Payment of finance lease obligations	(19)	(18)	(75)	(70)
Payment of tax distributions to redeemable noncontrolling interest holders	—	—	—	(38)
Acquisition of remaining interest in CarOffer, LLC	—	(25,014)	—	(25,014)
Change in gross advance payments received from third-party transaction processor	(118)	48	(822)	(4,475)
Net cash used in financing activities	(4,373)	(129,958)	(168,629)	(253,644)
Impact of foreign currency on cash, cash equivalents, and restricted cash	(2,178)	981	(1,596)	475
Net increase (decrease) in cash, cash equivalents, and restricted cash	55,488	(73,028)	12,303	(190,206)
Cash, cash equivalents, and restricted cash at beginning of period	250,741	366,954	293,926	484,132
Cash, cash equivalents, and restricted cash at end of period	$306,229	$293,926	$306,229	$293,926

Unaudited Reconciliation of GAAP Consolidated Net Income (Loss) to Non-GAAP Consolidated Net Income and Non-GAAP Net Income Attributable to Common Stockholders and GAAP Net Income (Loss) Per Share Attributable to Common Stockholders to Non-GAAP Net Income Per Share Attributable to Common Stockholders:

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP consolidated net income (loss)	$45,881	$(22,603)	$20,972	$22,053
Stock-based compensation expense	15,658	14,071	62,492	57,913
Stock-based compensation expense for CarOffer, LLC Units(1)	—	55,543	—	55,543
Amortization of intangible assets	507	7,513	3,655	30,062
Impairment(2)	—	—	144,431	184
Transaction-related expenses	421	1,044	1,536	1,044
Income tax effects and adjustments	(3,767)	(16,807)	(49,798)	(27,489)
Non-GAAP consolidated net income	$58,700	$38,761	$183,288	$139,310
Non-GAAP net loss attributable to redeemable noncontrolling interest	—	(456)	—	(1,686)
Non-GAAP net income attributable to common stockholders	$58,700	$39,217	$183,288	$140,996
GAAP net income (loss) per share attributable to common stockholders:
Basic	$0.44	$(0.21)	$0.20	$0.27
Diluted	$0.43	$(0.21)	$0.20	$0.19
Non-GAAP net income per share attributable to common stockholders:
Basic	$0.57	$0.35	$1.75	$1.25
Diluted	$0.55	$0.35	$1.72	$1.23
Shares used in GAAP and Non-GAAP per share calculations
Basic	103,839	110,989	104,536	113,240
Diluted	106,117	110,989	106,264	114,189
(1)
CarOffer, LLC Units consist of CO Incentive Units, Subject Units (each as defined in the Company's Annual Report on Form 10-K as of December 31, 2024, filed with the U.S. Securities and Exchange Commission on February 20, 2025), and payments made to noncontrolling interest holders.
(2)
During the three months ended June 30, 2024, we updated the table to disclose impairment in Non-GAAP Consolidated Net Income and Non-GAAP Net Income Attributable to Common Stockholders; the three months and year ended December 31, 2023 have been updated for comparison purposes.

Unaudited Reconciliation of GAAP Net Loss Attributable to Redeemable Noncontrolling Interest to Non-GAAP Net Loss Attributable to Redeemable Noncontrolling Interest
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP net loss attributable to redeemable noncontrolling interest	$—	$(4,698)	$—	$(14,889)
Stock-based compensation expense(1)	—	144	—	783
Stock-based compensation expense for CarOffer, LLC Units (1)	—	2,249	—	2,249
Amortization of intangible assets(1)	—	1,849	—	10,171
Non-GAAP net loss attributable to redeemable noncontrolling interest	$—	$(456)	$—	$(1,686)
(1)
These exclusions are adjusted to reflect the noncontrolling interest of 38% for the period prior to our acquisition of the remaining minority equity interests in CarOffer, LLC in December 2023 (the "2023 CarOffer Transaction").

Unaudited Reconciliation of GAAP Consolidated Net Income (Loss) to Non-GAAP Consolidated Adjusted EBITDA and Non-GAAP Adjusted EBITDA and GAAP Consolidated Net Income (Loss) Margin to Non-GAAP Consolidated Adjusted EBITDA Margin

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP consolidated net income (loss)	$45,881	$(22,603)	$20,972	$22,053
Depreciation and amortization	7,038	12,761	25,360	48,474
Impairment	—	—	144,431	184
Stock-based compensation expense	15,658	14,071	62,492	57,913
Stock-based compensation expense for CarOffer, LLC Units	—	55,543	—	55,543
Transaction-related expenses	421	1,044	1,536	1,044
Other income, net	(2,060)	(5,875)	(11,245)	(19,060)
Provision for income taxes	9,457	6,213	3,685	29,634
Non-GAAP consolidated adjusted EBITDA	76,395	61,154	247,231	195,785
Non-GAAP adjusted EBITDA attributable to redeemable noncontrolling interest	—	(303)	—	83
Non-GAAP adjusted EBITDA	$76,395	$61,457	$247,231	$195,702

GAAP consolidated net income (loss) margin	20%	(10)%	2%	2%
Non-GAAP consolidated adjusted EBITDA margin	33%	27%	28%	21%

Unaudited Reconciliation of GAAP Net Loss Attributable to Redeemable Noncontrolling Interest to Non-GAAP Adjusted EBITDA Attributable to Redeemable Noncontrolling Interest

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP net loss attributable to redeemable noncontrolling interest	$—	$(4,698)	$—	$(14,889)
Depreciation and amortization (1)	—	1,989	—	10,863
Impairment (1)	—	—	—	67
Stock-based compensation expense (1)	—	144	—	783
Stock-based compensation expense for CarOffer, LLC Units (1)	—	2,249	—	2,249
Other expense, net (1)	—	13	—	985
Provision for income taxes (1)	—	—	—	25
Adjusted EBITDA attributable to redeemable noncontrolling interest	$—	$(303)	$—	$83
(1)
These exclusions are adjusted to reflect the noncontrolling interest of 38% for the period prior to the 2023 CarOffer Transaction.

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue	$228,538	$223,123	$894,384	$914,242
Cost of revenue	29,549	55,088	155,439	262,788
GAAP gross profit	198,989	168,035	738,945	651,454
Stock-based compensation expense included in Cost of revenue	105	186	492	699
Stock-based compensation expense for CarOffer, LLC Units included in Cost of revenue	—	1,671	—	1,671
Amortization of intangible assets included in Cost of revenue	—	5,250	875	21,016
Transaction-related expenses included in Cost of revenue	—	—	92	—
Impairment included in Cost of revenue (1)	—	—	9,930	184
Non-GAAP gross profit	$199,094	$175,142	$750,334	$675,024

GAAP gross profit margin	87%	75%	83%	71%
Non-GAAP gross profit margin	87%	78%	84%	74%
(1)
During the three months ended June 30, 2024, we updated the table to disclose impairment in Non-GAAP Gross Profit and Non-GAAP Gross Profit Margin; the three months and year ended December 31, 2023 have been updated for comparison purposes.

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense

(in thousands)

	Three Months Ended December 31, 2024
	GAAP expense	Stock-based compensation expense	Stock-Based compensation expense for CarOffer, LLC Units	Amortization of intangible assets	Impairment (2)	Transaction-related expenses	Non-GAAP expense
Cost of revenue	$29,549	$(105)	$—	$—	$—	$—	$29,444
Sales and marketing	76,448	(3,035)	—	—	—	(3)	73,410
Product, technology, and development	35,948	(6,278)	—	—	—	(283)	29,387
General and administrative	28,384	(6,240)	—	—	—	(135)	22,009
Impairment	—	—	—	—	—	—	—
Depreciation & amortization	4,931	—	—	(507)	—	—	4,424
Operating expenses(1)	$145,711	$(15,553)	$—	$(507)	$—	$(421)	$129,230
Total cost of revenue and operating expenses	$175,260	$(15,658)	$—	$(507)	$—	$(421)	$158,674

	Three Months Ended December 31, 2023
	GAAP expense	Stock-based compensation expense	Stock-Based compensation expense for CarOffer, LLC Units	Amortization of intangible assets	Impairment (2)	Transaction-related expenses	Non-GAAP expense
Cost of revenue	$55,088	$(186)	$(1,671)	$(5,250)	$—	$—	$47,981
Sales and marketing	73,827	(2,701)	(2,273)	—	—	(1)	68,852
Product, technology, and development	36,737	(5,408)	(2,458)	—	—	(3)	28,868
General and administrative	75,667	(5,776)	(49,141)	—	—	(1,040)	19,710
Impairment	—	—	—	—	—	—	—
Depreciation & amortization	4,069	—	—	(2,263)	—	—	1,806
Operating expenses(1)	$190,300	$(13,885)	$(53,872)	$(2,263)	$—	$(1,044)	$119,236
Total cost of revenue and operating expenses	$245,388	$(14,071)	$(55,543)	$(7,513)	$—	$(1,044)	$167,217

	Year Ended December 31, 2024
	GAAP expense	Stock-based compensation expense	Stock-Based compensation expense for CarOffer, LLC Units	Amortization of intangible assets	Impairment (2)	Transaction-related expenses	Non-GAAP expense
Cost of revenue	$155,439	$(492)	$—	$(875)	$(9,930)	$(92)	$144,050
Sales and marketing	322,249	(12,176)	—	—	—	(573)	309,500
Product, technology, and development	144,432	(24,443)	—	—	—	(346)	119,643
General and administrative	112,066	(25,381)	—	—	—	(525)	86,160
Impairment	134,501	—	—	—	(134,501)	—	—
Depreciation & amortization	12,285	—	—	(2,780)	—	—	9,505
Operating expenses(1)	$725,533	$(62,000)	$—	$(2,780)	$(134,501)	$(1,444)	$524,808
Total cost of revenue and operating expenses	$880,972	$(62,492)	$—	$(3,655)	$(144,431)	$(1,536)	$668,858

	Year Ended December 31, 2023
	GAAP expense	Stock-based compensation expense	Stock-Based compensation expense for CarOffer, LLC Units	Amortization of intangible assets	Impairment (2)	Transaction-related expenses	Non-GAAP expense
Cost of revenue	$262,788	$(699)	$(1,671)	$(21,016)	$(184)	$—	$239,218
Sales and marketing	304,070	(11,437)	(2,273)	—	—	(1)	290,359
Product, technology, and development	146,169	(23,476)	(2,458)	—	—	(3)	120,232
General and administrative	152,757	(22,301)	(49,141)	—	—	(1,040)	80,275
Impairment	—	—	—	—	—	—	—
Depreciation & amortization	15,831	—	—	(9,046)	—	—	6,785
Operating expenses(1)	$618,827	$(57,214)	$(53,872)	$(9,046)	$—	$(1,044)	$497,651
Total cost of revenue and operating expenses	$881,615	$(57,913)	$(55,543)	$(30,062)	$(184)	$(1,044)	$736,869
(1)
Operating expenses include sales and marketing, product, technology, and development, general and administrative, impairment, and depreciation & amortization.
(2)
During the three months ended June 30, 2024, we updated the table above to disclose impairment in Non-GAAP Expense; the three months and year ended December 31, 2023 have been updated for comparison purposes.

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP net cash and cash equivalents provided by operating activities	$75,737	$2,496	$255,494	$124,527
Purchases of property and equipment	(10,236)	(15,515)	(75,173)	(24,563)
Capitalization of website development costs	(3,462)	(4,875)	(18,776)	(16,648)
Non-GAAP free cash flow	$62,039	$(17,894)	$161,545	$83,316

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the U.S. ("GAAP"), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to, as applicable, the timing, amount, valuation, and number of future employee equity awards and the uncertainty relating to the timing, frequency, and effect of acquisitions and the significance of the resulting transaction-related expenses, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We monitor operating measures of certain non-GAAP items including non-GAAP gross profit, non-GAAP gross margin, non-GAAP expense, non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income per share attributable to common stockholders. These non-GAAP financial measures exclude the effect of stock-based compensation expense, stock-based compensation expense for CarOffer, LLC Units, amortization of intangible assets, impairments, and transaction related-expenses. Non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income per share attributable to common stockholders also exclude certain income tax effects and adjustments. Non-GAAP net income attributable to common stockholders and non-GAAP net income per share attributable to common stockholders also exclude non-GAAP net loss attributable to redeemable noncontrolling interest. We define non-GAAP net loss attributable to redeemable noncontrolling interest as net loss attributable to redeemable noncontrolling interest, adjusted to exclude: stock-based compensation expense, stock-based compensation expense for CarOffer, LLC Units, and amortization of intangible assets. These exclusions are adjusted for redeemable noncontrolling interest, as applicable. Our calculations of non-GAAP net income per share attributable to common stockholders utilize applicable GAAP share counts as included in the accompanying financial statement tables included in this press release. In addition, we evaluate our non-GAAP gross profit in relation to our revenue. We refer to this as non-GAAP gross profit margin and define it as non-GAAP gross profit divided by total revenue. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

We define Consolidated Adjusted EBITDA as consolidated net income (loss), adjusted to exclude: depreciation and amortization, impairments, stock‑based compensation expense, stock-based compensation expense for CarOffer, LLC Units, transaction-related expenses, other income, net, and provision for income taxes.

We define Adjusted EBITDA as Consolidated Adjusted EBITDA adjusted to exclude: Adjusted EBITDA attributable to redeemable noncontrolling interest.

We define Adjusted EBITDA attributable to redeemable noncontrolling interest as net loss attributable to redeemable noncontrolling interest, adjusted to exclude: depreciation and amortization, impairments, stock‑based compensation expense, stock-based compensation expense for CarOffer, LLC Units, other expense, net, and provision for income taxes. These exclusions are adjusted for redeemable noncontrolling interest of 38% by taking the noncontrolling interest's full financial results and multiplying each line item in the reconciliation by 38%. We note that we use 38%, versus 49%, to allocate the share of loss because it represents the portion attributable to the redeemable noncontrolling interest. The 38% is exclusive of CO Incentive Units, Subject Units, and 2021 Incentive Units (as each term is defined in Note 2 to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission on February 20, 2025), which are liability-classified awards that do not participate in the share of loss. Adjusted EBITDA attributable to redeemable noncontrolling interest is reflective of the 2023 CarOffer Transaction. Following the 2023 CarOffer Transaction there was no redeemable noncontrolling interest as of December 1, 2023, and as a result, Consolidated Adjusted EBITDA is equivalent to Adjusted EBITDA for the three months and year ended December 31, 2024.

In addition, we evaluate our Non-GAAP consolidated Adjusted EBITDA in relation to our revenue. We refer to this as Non-GAAP consolidated Adjusted EBITDA margin and define it as Non-GAAP consolidated Adjusted EBITDA divided by total revenue.

We have presented Consolidated Adjusted EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin because they are key measures used by our management and Board of Directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. We believe Consolidated Adjusted EBITDA and Adjusted EBITDA help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude. Accordingly, we believe that Consolidated Adjusted EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision making. We have presented Adjusted EBITDA attributable to redeemable noncontrolling interest because it is used by our management to reconcile Consolidated Adjusted EBITDA to Adjusted EBITDA. It represents the portion of Consolidated Adjusted EBITDA that is attributable to our redeemable noncontrolling interest and enables an investor to gain a clearer understanding of the portion of Consolidated Adjusted EBITDA that is attributable to our redeemable noncontrolling interest. Adjusted EBITDA attributable to redeemable noncontrolling interest is not intended to be reviewed on its own.

We define Free Cash Flow as cash flow from operations adjusted to include: purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of our financial performance that represents the cash that we are able to generate after expenditures required to maintain or expand our asset base.

We define a paying dealer as a dealer account with an active, paid marketplace subscription at the end of a defined period. The number of paying dealers we have is important to us and we believe it provides valuable information to investors because it is indicative of the value proposition of our marketplace products, as well as our sales and marketing success and opportunity, including our ability to retain paying dealers and develop new dealer relationships.

We define Quarterly Average Revenue per Subscribing Dealer ("QARSD"), which is measured at the end of a fiscal quarter, as the marketplace revenue primarily from subscriptions to our Listings packages and Real-time Performance Marketing, our digital advertising suite, and other digital add-on products during that trailing quarter divided by the average number of paying dealers in that marketplace during the quarter. We calculate the average number of paying dealers for a period by adding the number of paying dealers at the end of such period and the end of the prior period and dividing by two. This information is important to us, and we believe it provides useful information to investors, because we believe that our ability to grow QARSD is an indicator of the value proposition of our products and the return on investment that our paying dealers realize from our products. In addition, increases in QARSD, which we believe reflect the value of exposure to our engaged audience in relation to subscription cost, are driven in part by our ability to grow the volume of connections to our users and the quality of those connections, which result in increased opportunity to upsell package levels and cross-sell additional products to our paying dealers.

We define Transactions within the Digital Wholesale segment as the number of vehicles processed from car dealers, consumers, and other marketplaces through the CarOffer website within the defined period. Transactions consists of each unique vehicle (based on vehicle identification number) that reaches "sold and invoiced" status on the CarOffer website within the defined period, including vehicles sold to car dealers, vehicles sold at third-party auctions, vehicles ultimately sold to a different buyer, and vehicles that are returned to their owners without completion of a sale transaction. We exclude vehicles processed within CarOffer's intra-group trading solution (Group Trade) from the definition of Transactions, and we only count any unique vehicle once even if it reaches sold status multiple times. The Digital Wholesale segment includes the purchase and sale of vehicles between dealers, or Dealer-to-Dealer transactions, and Sell My Car - Instant Max Cash Offer transactions. We view Transactions as a key business metric, and we believe it provides useful information to investors, because it provides insight into growth and revenue for the Digital Wholesale segment. Transactions drive a significant portion of Digital Wholesale segment revenue. We believe growth in Transactions demonstrates consumer and dealer utilization and our market share penetration in the Digital Wholesale segment.

Historically, we have used data from Google Analytics to measure two of our key business metrics: monthly unique users and monthly sessions. Effective July 1, 2024, GA4 replaced Google Analytics. The methodologies used in GA4 are different and not comparable to the methodologies used in Google Analytics. As discussed below, we also make certain adjustments to the GA4 data in order to improve the accuracy of the reported monthly unique users and monthly sessions. Due to the change in methodology, we are unable to provide comparable monthly unique user and monthly session information for prior periods, including any periods prior to June 30, 2024.

For each of our websites (excluding the CarOffer website), we define a monthly unique user as an individual who has visited any such website and taken a Visitor Action (as defined below) within a calendar month, based on data as measured by GA4. We calculate average monthly unique users as the sum of the monthly unique users of each of our websites in a defined period, divided by the number of months in that period. Effective July 1, 2024, we count a unique user the first time a computer or mobile device with a unique device identifier accesses any of our websites or application during a calendar month and takes an action on such website or in such application, such as performing a search, visiting vehicle detail pages, and connecting with a dealer, which we refer to as a Visitor Action. If an individual accesses a website or application using a different device within a given month, the first Visitor Action taken by each such device is counted as a separate unique user. If an individual uses multiple browsers on a single device and/or clears their cookies and returns to our website or application and takes a Visitor Action within a calendar month, each such Visitor Action is counted as a separate unique user. We eliminate any duplicate unique users that may arise when users visit a webview within our native application. We view our average monthly unique users as a key indicator of the quality of our user experience, the effectiveness of our advertising and traffic acquisition, and the strength of our brand awareness. Measuring unique users is important to us and we believe it provides useful information to our investors because our marketplace revenue depends, in part, on our ability to provide dealers with connections to our users and exposure to our marketplace audience. We define connections as interactions between consumers and dealers on our marketplace through phone calls, email, managed text and chat, and clicks to access the dealer’s website or map directions to the dealership.

We define monthly sessions as the number of distinct visits to our websites (excluding the CarOffer website) that include a Visitor Action that take place each month within a given time frame, as measured and defined by GA4. We calculate average monthly sessions as the sum of the monthly sessions in a defined period, divided by the number of months in that period. Effective July 1, 2024, a session is defined as beginning with the first Visitor Action from a computer or mobile device and ending at the earliest of when a user closes their browser window or after 30 minutes of inactivity. We eliminate any duplicate monthly sessions that may arise when users visit a webview within our native application. We believe that measuring the volume of sessions in a time period, when considered in conjunction with the number of unique users in that time period, is an important indicator to us of consumer satisfaction and engagement with our marketplace, and we believe it provides useful information to our investors because the more satisfied and engaged consumers we have, the more valuable our service is to dealers.